EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Management Development and Recognition Plan and Trust Agreement, as amended, of our report dated October 20, 1995, which appears as exhibit 99.1 in the Form 10-KSB of CSB Financial Group, Inc. for the year ended September 30, 1996.



                                      /s/ Larsson, Woodyard & Henson, LLP
                                      LARSSON, WOODYARD & HENSON, LLP


   Paris, Illinois
   September 24, 1997